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                                                                   EXHIBIT 24


                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Charles N. Blitzer and Lori-jean Gille, and each of them, his true and lawful attorneys-in-fact and agents, each acting alone, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign an Annual Report on Form 10-K of MGI PHARMA, INC., and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

SIGNATURE                          TITLE                         DATE
---------                          -----                         ----
Charles N. Blitzer            President and Chief Executive  March 4, 1998
                              Officer (Principal Executive
                              Officer and Director)

William C. Brown              Vice President, Finance        March 27, 1998
                              (Principal Financial and
                              Accounting Officer)

Frederick W. Armstrong        Director                       March 9, 1998

Charles E. Austin             Director                       March 27, 1998

David E. Collins              Director                       March 8, 1998

Joseph S. Frelinghuysen, Jr.  Director                       March 9, 1998

Hugh E. Miller                Director                       March 7, 1998

Timothy G. Rothwell           Director                       March 27, 1998

Lee J. Schroeder              Director                       March 27, 1998